UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
Hall of Fame Resort & Entertainment Company
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

September 6, 2022
Dear Stockholders:
You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Hall of Fame Resort & Entertainment Company (the “Company”) to be held on Thursday, September 29, 2022 at 9:00 a.m. EDT. We have adopted a virtual format for the Special Meeting to provide a consistent experience to all stockholders regardless of location. You will not be able to attend the Special Meeting in person. To be admitted to the Special Meeting at www.virtualshareholdermeeting.com/HOFV2022SM, you must enter the 16-digit control number found on your proxy card or voting instruction form you previously received. You may vote during the Special Meeting by following the instructions available on the meeting website during the meeting. At the meeting, we will be voting on the matters described in the accompanying proxy statement.
We are mailing the proxy statement and accompanying proxy card to stockholders on or about September 6, 2022. The proxy statement is available at www.proxyvote.com. The proxy card contains instructions on how to vote, including the options to vote through the Internet, by telephone or by mail.
If you are unable to attend the meeting virtually, it is still important that your shares be represented and voted. Therefore, regardless of the number of shares you own, PLEASE VOTE THROUGH THE INTERNET, BY TELEPHONE OR BY MAIL. Any stockholder who attends the meeting virtually may vote through the meeting website, even if he or she has already voted through the Internet, by telephone or by mail.
The Board of Directors has fixed the close of business on August 1, 2022 as the record date for determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.
YOUR VOTE IS IMPORTANT. OUR SPECIAL MEETING WILL BE HELD AS A VIRTUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY, PLEASE CAST YOUR VOTE ONLINE, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND PROMPTLY RETURNING YOUR PROXY CARD OR VOTING INSTRUCTION FORM IN THE POSTAGE-PAID ENVELOPE BEFORE THE SPECIAL MEETING SO THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING.
Sincerely,
/s/ Michael Crawford
Chairman of the Board, President and
Chief Executive Officer

2626 Fulton Drive NW
Canton, OH 44718

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On September 29, 2022
Dear Stockholders:
You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Hall of Fame Resort & Entertainment Company, a Delaware corporation (the “Company”), to be held on Thursday, September 29, 2022, at 9:00 a.m. EDT. We have adopted a virtual format for the Special Meeting to provide a consistent experience to all stockholders regardless of location. The Special Meeting will be held via live webcast on the Internet, with no physical in-person meeting. You will be able to attend and participate in the Special Meeting online by visiting www.virtualshareholdermeeting.com/HOFV2022SM, where you will be able to listen to the meeting live, submit questions and vote. We encourage you to vote your shares prior to the Special Meeting.
You are being asked to vote on the following matters:
1.
To approve an amendment to our Amended and Restated Certificate of Incorporation to effect, at the discretion of our Board of Directors on or prior to May 5, 2023, a reverse stock split of all of the outstanding shares of our common stock, par value $0.0001 per share (“Common Stock”), at a ratio in the range of 1-for-10 to 1-for-25 (the “Reverse Stock Split”), such ratio to be determined by our Board of Directors in its discretion and publicly disclosed prior to the effectiveness of the Reverse Stock Split, whereby each outstanding 10 to 25 shares would be combined, converted and changed into 1 share of our Common Stock.

2.
To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 1.

These items of business are more fully described in the accompanying proxy statement. The Special Meeting will be a completely virtual meeting of stockholders. To listen to the Special Meeting or submit questions or vote during the Special Meeting via live webcast, please visit www.virtualshareholdermeeting.com/HOFV2022SM. You will not be able to attend the Special Meeting in person.

The record date for the Special Meeting is August 1, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
to be held on Thursday, September 29, 2022, at 9:00 a.m. EDT via live webcast at
www.virtualshareholdermeeting.com/HOFV2022SM.

The notice of Special Meeting and proxy statement are available at www.proxyvote.com.
By Order of the Board of Directors,

/s/ Michael Crawford
Chairman, President and Chief Executive Officer
Canton, Ohio
September 6, 2022
You are cordially invited to attend the virtual Special Meeting. Whether or not you expect to virtually attend the Special Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online at the Special Meeting, you may vote via the Internet, by telephone or by completing, dating, signing and returning a proxy card by mail. Even if you have voted by proxy, you may still vote online at the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Special Meeting, you must follow the instructions from such organization and will need to obtain a proxy card issued in your name from that record holder.

Page
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1
PROPOSAL 1 APPROVAL OF THE REVERSE STOCK SPLIT	8
General and Background	8
Reasons for the Proposed Reverse Stock Split	8
Certain Risks Associated with the Reverse Stock Split	9
Principal Effects of the Proposed Reverse Stock Split	10
PROPOSAL 2 APPROVAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES	16
Background of and Rationale for this Proposal	16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17
HOUSEHOLDING OF PROXY MATERIALS	20
OTHER MATTERS	20
APPENDIX A CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF HALL OF FAME RESORT & ENTERTAINMENT COMPANY, AS PROPOSED	A-1
i

HALL OF FAME RESORT & ENTERTAINMENT COMPANY
2626 Fulton Drive NW
Canton, OH 44718

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held On September 29, 2022

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
Our Board of Directors has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at the Special Meeting of Stockholders (the “Special Meeting”) of Hall of Fame Resort & Entertainment Company, a Delaware corporation (sometimes referred to in this proxy statement as “we,” “us,” “our,” or the “Company”) to be held virtually, via live webcast at www.virtualshareholdermeeting.com/HOFV2022SM, on Thursday, September 29, 2022, at 9:00 a.m. Eastern Daylight Time (“EDT”), and any adjournment or postponement thereof. You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the virtual meeting to vote your shares. Instead, you may simply complete, date, sign and return a proxy card, or follow the instructions below to vote over the telephone or through the Internet.
The Company is the survivor of a July 1, 2020, business combination (the “Business Combination”) between a special purpose acquisition company named Gordon Pointe Acquisition Corp. (“GPAQ”) and the then owner of Hall of Fame Village powered by Johnson Controls, HOF Village, LLC (“HOF Village”). The Business Combination was consummated pursuant to an Agreement and Plan of Merger dated September 16, 2019 (as amended on November 6, 2019, March 10, 2020, and May 22, 2020, the “Merger Agreement”), by and among GPAQ, subsidiaries of GPAQ, including the Company, HOF Village and HOF Village Newco, LLC (“Newco”).
What is included in these materials?
These materials include the notice of Special Meeting and this proxy statement for our Special Meeting. We mailed these materials to stockholders on or about September 6, 2022. Our principal executive offices are located at 2626 Fulton Drive NW, Canton, OH 44718, and our telephone number is (330) 458-9176. We maintain a website at www.hofreco.com. The information on our website is not a part of this proxy statement.
Where and when is the Special Meeting?
The Special Meeting will be held on Thursday, September 29, 2022, at 9:00 a.m. EDT. We have adopted a virtual format for the Special Meeting to provide a consistent experience to all stockholders regardless of location. The Special Meeting will be held via live webcast on the Internet, with no physical in-person meeting. A summary of the information you need to attend the Special Meeting online is provided below:
•	Any stockholder may listen to the Special Meeting via live webcast at www.virtualshareholdermeeting.com/HOFV2022SM. The webcast will begin at 9:00 a.m. EDT.
•	Stockholders may vote and submit questions during the Special Meeting via live webcast.
•
Stockholders may also submit questions no earlier than 15 minutes prior to the beginning of the webcast for the Special Meeting by logging in to www.virtualshareholdermeeting.com/HOFV2022SM and entering the 16-digit control number included on your proxy card or voting instruction form.

•
To enter the meeting, please have your 16-digit control number, which is available on your proxy card or voting instruction form. If you do not have your 16-digit control number, you will be able to listen to the Special Meeting only and you will not be able to vote or submit questions during the Special Meeting.

•
Instructions on how to connect to and participate in the Special Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/HOFV2022SM.

We recommend that you log in a few minutes before 9:00 a.m. EDT to ensure you are logged in when the Special Meeting starts. The information on our website is not incorporated by reference into this proxy statement.
If you plan to vote during the Special Meeting, you may still do so even if you have already returned your proxy.
What do I need in order to be able to participate in the Special Meeting online?
You will need the 16-digit control number included on your proxy card or voting instruction form in order to vote your shares or submit questions during the Special Meeting. If you do not have your 16-digit control number, you will be able to listen to the Special Meeting only, and you will not be able to vote or submit questions during the Special Meeting. Instructions on how to connect and participate in the Special Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/HOFV2022SM.
What if during the Special Meeting I have technical difficulties or trouble accessing the live webcast of the Special Meeting?
On the day of the Special Meeting, if you encounter any difficulties accessing the live webcast of the Special Meeting or during the Special Meeting, please call the technical support number that will be posted on the log-in page for our virtual Special Meeting for assistance.
Who can vote at the Special Meeting?
Only holders of record of shares of our common stock, par value $0.0001 per share (“Common Stock”), at the close of business on August 1, 2022 (the “Record Date”), will be entitled to vote at the Special Meeting. On the Record Date, there were 117,574,099 shares of our Common Stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting virtually, we urge you to fill out and return a proxy card, or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date your shares are held not in your name but, rather, in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting virtually.
What am I voting on?
There are two proposals (collectively, the “Proposals”) being presented for stockholder approval at the Special Meeting:
•
To approve an amendment to our Amended and Restated Certificate of Incorporation to effect, at the discretion of our Board of Directors on or prior to May 5, 2023, a reverse stock split of all of the outstanding shares of our Common Stock at a ratio in the range of 1-for-10 to 1-for-25 (the “Reverse Stock Split”), such ratio to be determined by our Board of Directors in its discretion and publicly disclosed prior to the effectiveness of the Reverse Stock Split, whereby each outstanding 10 to 25 shares would be combined, converted and changed into 1 share of our Common Stock. We refer to this proposal as “Proposal 1.”

•
To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 1. We refer to this proposal as “Proposal 2.”

In addition to the Proposals, we may transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.
What if another matter is properly brought before the Special Meeting?
The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the person named in the accompanying proxy to vote on those matters in accordance with his or her best judgment.
How do I vote?
The Special Meeting will be held entirely online. You may vote in person by attending the virtual Special Meeting or by submitting a proxy. The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Special Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote online during the meeting even if you have already voted by proxy.
•
VOTE BY INTERNET: To vote through the Internet, go to www.proxyvote.com and complete an electronic proxy card. You will be asked to provide the company number and 16-digit control number from your proxy card or voting instruction form. Your Internet vote must be received by 11:59 p.m. EDT on September 28, 2022, to be counted.

•
VOTE BY MOBILE: To vote using your smartphone or tablet, open the QR Code Reader and scan the image found on your proxy card. Once the voting site is displayed, enter your 16-digit control number from your proxy card or voting instruction form and vote your shares. Your mobile vote must be received by 11:59 p.m. EDT on September 28, 2022, to be counted.

•
VOTE BY TELEPHONE: To vote by telephone, call 1-800-690-6903 (toll-free). Have your proxy card or voting instruction form in hand for the 16-digit control number needed to vote. Your telephone vote must be received by 11:59 p.m. EDT on September 28, 2022, to be counted.

•
VOTE BY PROXY CARD: To vote using a proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

•
VOTE DURING MEETING: To vote online during the Special Meeting, follow the provided instructions to join the Special Meeting at www.virtualshareholdermeeting.com/HOFV2022SM, starting at 9:00 a.m. EDT on Thursday, September 29, 2022.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your brokerage firm, bank, dealer or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote online during the Special Meeting, you must obtain a valid proxy from your brokerage firm, bank, dealer or other agent. Follow the instructions from your broker, bank or other agent, or contact that organization to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the Record Date.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or online during the Special Meeting, your shares will not be voted.
If you return a signed and dated proxy card, or otherwise vote without marking voting selections, your shares will be voted as follows:
•	“For” Proposal 1.
•	“For” Proposal 2.
If any other matter is properly presented at the Special Meeting, your proxyholder (the individual named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner and do not instruct your brokerage firm, bank, dealer or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote uninstructed shares with respect to matters that are considered to be routine under applicable rules. However, brokers and nominees cannot use their discretion to vote uninstructed shares with respect to non-routine matters. Under applicable rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, we believe that without your instructions your broker or nominee will be able to vote your shares on Proposal 1 relating to the Reverse Stock Split and on Proposal 2 relating to adjourning the Special Meeting, if necessary, to solicit additional proxies.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, dealers or other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each proxy card in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the Internet.
•	You may send a timely written notice that you are revoking your proxy to: Secretary of Hall of Fame Resort & Entertainment Company, 2626 Fulton Drive NW, Canton, OH 44718.
•
You may vote during the Special Meeting which will be hosted via the Internet. Simply attending the Special Meeting online will not, by itself, revoke your proxy. Even if you plan to attend the Special Meeting online, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Special Meeting online.

Your most recent proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your brokerage firm, bank, dealer or other agent as a nominee, you should follow the instructions provided by your broker, bank or other agent.
What are “broker non-votes”?
Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and the broker does not have discretionary voting authority on the matter. These unvoted shares are counted as “broker non-votes.” Under the rules of the New York Stock Exchange (the “NYSE”) that govern how brokers may vote shares for which they have not received voting instructions from the beneficial owner, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner. Each of Proposals 1 and 2 is considered a “routine matter.” Therefore, if you do not provide voting instructions to your broker regarding Proposals 1 and 2, your broker will be permitted to exercise discretionary voting authority to vote your shares on Proposals 1 and 2. Accordingly, broker non-votes are not expected on Proposals 1 and 2.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your brokerage firm, bank, dealer or other agent by the deadline provided in the materials you receive from your brokerage firm, bank, dealer or other agent.
How are votes counted?
Each share of our Common Stock you own entitles you to one vote. The proxy card indicates the number of shares of our Common Stock you owned at the close of business on the Record Date. The inspector of elections will count votes for the Special Meeting and will separately count “For,” “Against” and “Abstain” votes, and broker non-votes. “Abstain” votes will be counted towards the vote total for the Proposals and will have the same effect as “Against” votes. As discussed above, brokers are permitted to exercise discretion to vote uninstructed shares on the Proposals. If you sign and return your proxy card or voting instruction form without giving specific voting instructions, your shares will be voted as recommended by our Board.

How many votes are needed to approve each proposal?
The following table summarizes the voting requirements and the effects of abstentions and broker non-votes on each of the proposals to be voted on at the Special Meeting:
Proposals	Required Vote	Voting Options	Effect of Abstention	Effect of Broker Non-Votes(*)
Proposal 1: Reverse Stock Split	Affirmative vote of the majority of outstanding shares of Common Stock	“For” “Against” “Abstain”	Against	Against

Proposal 2: Adjournment	Affirmative vote of the majority of shares of Common Stock present and entitled to vote	“For” “Against” “Abstain”	Against	No effect
(*)	Broker non-votes are not expected on Proposals 1 and 2.
What is the quorum requirement?
A quorum of stockholders is necessary to hold the Special Meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present by virtual attendance at the Special Meeting or represented by proxy. On the Record Date, there were 117,574,099 shares outstanding and entitled to vote. Thus, the holders of 58,787,050 shares must be present by virtual attendance or represented by proxy at the Special Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, dealer or other agent) or if you vote online during the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, under Proposal 2 the holders of a majority of shares present by virtual attendance at the Special Meeting or represented by proxy and entitled to vote may adjourn the Special Meeting to another date.
How can I find out the results of the voting at the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the Securities and Exchange Commission (the “SEC”) within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What are the implications of being an “emerging growth company” and a “smaller reporting company”?
We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As such, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Company’s initial public offering, (b) in which we have total annual revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of Common Stock held by non-affiliates did not equal or exceed $250 million as of the prior June 30, or (2) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our shares of Common Stock held by non-affiliates did not equal or exceed $700 million as of the prior June 30.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?
Stockholder Proposals
SEC rules permit stockholders to submit proposals for inclusion in our annual meeting proxy statement if the stockholder and the proposal meet the requirements specified in Rule 14a-8 of the Exchange Act. Proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy statement for the 2023 annual meeting must be received by our Secretary at 2626 Fulton Drive NW, Canton, OH 44718 no later than December 28, 2022.
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is: (1) specified in the notice of a meeting given by or at the direction of our Board of Directors or a duly authorized committee thereof, (2) otherwise properly brought before the meeting by or at the direction of our Board of Directors or a duly authorized committee thereof, or (3) properly brought before the meeting by a stockholder who is a stockholder of record on the date the notice described below is delivered to the Secretary of the Company, who is entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2023 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices set forth above:
•	not earlier than the close of business on February 8, 2023, and
•	not later than the close of business on March 10, 2023.
If we hold our 2023 annual meeting of stockholders more than 30 days before or more than 60 days after June 8, 2023 (the one-year anniversary date of the 2022 annual meeting of stockholders), the notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by the close of business on the later of:
•	the date 90 days prior to such meeting date, or
•	the tenth day following the date such meeting date is first publicly announced or disclosed.
If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.
We encourage shareholders that are contemplating submitting a proposal for inclusion in our proxy statement to contact us beforehand at the address above to allow for a constructive discussion of their concerns and for additional information about our practices or policies.
Nomination of Director Candidates
You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors, and should be directed to the Secretary of the Company at the mailing address set forth above.
In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with the advance notice procedure set forth in our bylaws, which, in general, require that our Secretary receive the notice within the time period described above for stockholder proposals that are not intended to be included in our proxy statement.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2023.

PROPOSAL 1

APPROVAL OF THE REVERSE STOCK SPLIT
General and Background
The Board has approved, and is submitting for stockholder approval, an amendment (the “Reverse Stock Split Amendment”) to our Amended and Restated Certificate of Incorporation to effect, at the discretion of our Board of Directors on or prior to May 5, 2023, a reverse stock split of all of the outstanding shares of our Common Stock at a ratio in the range of 1-for-10 to 1-for-25 (the “Reverse Stock Split”), such ratio to be determined by our Board of Directors in its discretion and publicly disclosed prior to the effectiveness of the Reverse Stock Split, whereby each outstanding 10 to 25 shares would be combined, converted and changed into 1 share of our Common Stock. By approving this proposal, stockholders would give the Board the authority, but not the obligation, to effect the Reverse Stock Split and full discretion to approve the ratio at which shares of Common Stock will be reclassified, from and including a ratio of 1-for-10 and up to and including a ratio of 1-for-25.
We are requesting stockholder approval to effect the Reverse Stock Split at a ratio of not less than 1-for-10 and not more than 1-for-25, with the exact ratio determined by the Board, to provide the Board with the flexibility to determine the appropriate ratio and timing for the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining the exact ratio to implement, if any, following the receipt of stockholder approval, our Board may consider, among other things, our financial results, our long-term outlook, our corporate strategy, the historical and then prevailing trading price and trading volume of our Common Stock, the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock, and prevailing general market and economic conditions.
However, our Board reserves the right to elect not to proceed with the Reverse Stock Split, even if approved, and to abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of our stockholders. No further action by the stockholders will be required for the Board to either implement or abandon the Reverse Stock Split. If the Board does not effect the Reverse Stock Split on or before May 5, 2023, any authority granted to the Board by our stockholders pursuant to this Proposal 1 will terminate.
The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in any holder of our Common Stock receiving fractional shares. The Company will not issue any fractional shares. Stockholders who would otherwise hold fractional shares as a result of the Reverse Stock Split will receive a cash payment from our transfer agent in lieu of the issuance of any such fractional share, as described below under “Principal Effects of the Proposed Reverse Stock Split—Fractional Shares.” The Reverse Stock Split will not impact the market value of the Company as a whole, although the market value of our Common Stock may move up or down once the Reverse Stock Split is effective. We do not expect the Reverse Stock Split itself to have any economic effect on our stockholders, debt holders or holders of options or restricted stock, except to the extent the Reverse Stock Split will result in cash payments in lieu of the creation of fractional shares.
The full text of the proposed Reverse Stock Split Amendment is attached to this proxy statement as Appendix A. Any amendment to our Certificate of Incorporation to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by our Board, within the range contained in the amendments approved by our stockholders.
Reasons for the Proposed Reverse Stock Split
Our Board believes that it is in the best interests of our stockholders to effect the Reverse Stock Split in order to increase the per share trading price of our Common Stock. Our Common Stock is listed and traded on The Nasdaq Capital Market (“Nasdaq”) under the symbol “HOFV.” We are required to meet Nasdaq’s continued listing requirements (including a minimum bid price for our Common Stock of $1.00 per share) to maintain the listing of our Common Stock on the Nasdaq.
On May 24, 2022, we received a deficiency letter (the “Notice”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market, LLC notifying the Company that, for the last

30 consecutive business days, the bid price for our Common Stock had closed below $1.00 per share, which is the minimum bid price required to maintain continued listing on the Nasdaq under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days to regain compliance with the Minimum Bid Requirement. To regain compliance, the closing bid price of the Common Stock must be at least $1.00 per share for a minimum of ten consecutive business days during this 180-day period, at which time the Staff will provide written notification to the Company that it complies with the Minimum Bid Requirement, unless the Staff exercises its discretion to extend this ten-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H). The compliance period for the Company will expire on November 21, 2022.
If the Company does not regain compliance with the Minimum Bid Requirement during the initial 180 calendar day period, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq, with the exception of the Minimum Bid Requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. However, if it appears to the Staff that the Company will not be able to cure the deficiency, or if the Company does not meet the other listing standards, the Staff could provide notice that the Common Stock will become subject to delisting. In the event the Company receives notice that its Common Stock is being delisted, Nasdaq rules permit the Company to appeal any delisting determination by the Staff to a Hearings Panel (the “Panel”). The Company expects that its Common Stock would remain listed pending the Panel’s decision. However, there can be no assurance that, if the Company does appeal the delisting determination by the Staff to the Panel, that such appeal would be successful, or that the Company will be able to regain compliance with the Minimum Bid Requirement or maintain compliance with the other listing requirements.
We believe having our Common Stock delisted from the Nasdaq Capital Market would be undesirable for our stockholders and potentially detrimental to our business. Among other things, delisting from Nasdaq could make trading our Common Stock more difficult for investors, potentially leading to declines in our share price and liquidity. Without a Nasdaq listing, stockholders may have a difficult time getting a quote for the sale or purchase of our stock, the sale or purchase of our stock would likely be made more difficult, and the trading volume and liquidity of our stock could decline. Delisting from the Nasdaq could also result in negative publicity and could also make it more difficult for us to raise additional capital. The absence of such a listing may adversely affect the acceptance of our Common Stock as currency or the value accorded by other parties. Further, if we are delisted, we would also incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our Common Stock and the ability of our stockholders to sell our Common Stock in the secondary market. If our Common Stock is delisted by Nasdaq, our Common Stock may be eligible to trade on an over-the-counter quotation system, such as the OTCQB market, where an investor may find it more difficult to sell our stock or obtain accurate quotations as to the market value of our Common Stock. In the event our Common Stock is delisted from the Nasdaq, we may not be able to list our Common Stock on another national securities exchange or obtain quotation on an over-the counter quotation system. Accordingly, our Board believes that it is in the best interests of our stockholders to effect the Reverse Stock Split to increase the per share trading price of our Common Stock to satisfy Nasdaq’s continued listing requirements.
Certain Risks Associated with the Reverse Stock Split
Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our Common Stock. However, other factors, such as our financial results and financial outlook and investor perception of our future prospects, as well as general market and economic conditions, among many factors, may positively or negatively affect the trading price of our Common Stock. Therefore, even if the Reverse Stock Split is effected, the trading price of our Common Stock may not increase to a level we may have expected following the Reverse Stock Split or, if it does, the trading price of our Common Stock may decrease in the future. Additionally, the trading price per share of our Common Stock after the Reverse Stock Split may not increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. The trading price of our Common Stock also may change due to a variety of other factors, some of which are beyond our control, including but not limited to our general business condition, the release of our financial reports, general economic conditions and forecasts, market conditions and the market perception of our business. Because the number of authorized shares of our Common Stock will not be reduced proportionately, the Reverse Stock Split will increase the Board’s ability to issue authorized and unissued shares without further stockholder action. For additional risks related to our business and an investment in our Common Stock, please see “Item 1A: Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021, as amended and supplemented, and our other filings with the SEC.
Principal Effects of the Proposed Reverse Stock Split
General
If the Reverse Stock Split is approved and implemented, the principal effects will be to proportionately decrease the number of outstanding shares of our Common Stock based on the Reverse Stock Split ratio determined by our Board.
Proportionate voting rights and other rights of the holders of our Common Stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to the effectiveness of the Reverse Stock Split will continue to hold 2% of the voting power of the outstanding shares of our Common Stock after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out in lieu of creating fractional shares).
The principal effects of the Reverse Stock Split are expected to be:
•	shares of our Common Stock would be combined based on the Reverse Stock Split ratio determined by our Board;
•	the total number of outstanding shares of our Common Stock would be decreased based on the Reverse Stock Split ratio determined by our Board;
•
the number of shares of our Common Stock authorized for future issuance under the Hall of Fame Resort & Entertainment Company Amended and Restated 2020 Omnibus Incentive Plan (the “Incentive Plan”) would be proportionately reduced and other similar adjustments will be made under the Incentive Plan to reflect the Reverse Stock Split; and

•
the number of shares of our Common Stock that may be received upon conversion or exercise, as the case may be, of outstanding instruments convertible into, or exercisable for, shares of our Common Stock, and the exercise or conversion prices for these instruments, will be proportionately adjusted in accordance with their terms.

Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act or the listing of our Common Stock on the Nasdaq. Following the Reverse Stock Split, our Common Stock will continue to be listed on Nasdaq under the symbol “HOFV” and our warrants issued in our July 1, 2020 Business Combination, which we refer to as our “Series A Warrants,” will continue to be listed on Nasdaq under the symbol “HOFVW.” After the effective date of the Reverse Stock Split, our Common Stock will have a new committee on uniform securities identification procedures (or CUSIP) number, which is a number used to identify our Common Stock.
Effecting the Reverse Stock Split
The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing and effectiveness (the “Effective Time”) of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware. It is expected that such filing would take place only in the event the Board later determines that it is in the best interests of the Company and its stockholders to effect the Reverse Stock Split and publicly discloses the Reverse Stock Split prior to its effectiveness. The exact timing of the filing of the Reverse Stock Split Amendment, however, will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders; provided, however, that the Reverse Stock Split must be effective on or prior to May 5, 2023. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to the filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware, our Board, in its sole discretion, determines that it is no longer in our Company’s best interests or the best interests of our stockholders to proceed with the Reverse Stock Split.
At the Effective Time, without any further action on the part of the Company or our stockholders, the outstanding shares of our Common Stock held by stockholders of record as of the Effective Time will be converted into a lesser number of shares of Common Stock based on the ratio selected by the Board. For example, if the Board approves a ratio of 1-for-15, a stockholder who holds 15,000 shares of Common Stock as of the Effective Time will hold 1,000 shares of Common Stock following the Reverse Stock Split.
Effect on Outstanding Shares, Preferred Stock and Certain Other Convertible Instruments
If the Reverse Stock Split is approved and effected, the number of shares of our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged, except for any de minimis change resulting from the treatment of any fractional shares that such stockholder would have received as a result of the Reverse Stock Split.
Pursuant to our Certificate of Incorporation, our authorized capital stock includes 5,000,000 shares of preferred stock, $0.0001 par value (the “Preferred Stock”). As of August 1, 2022, there were 3,600 shares of our 7.00% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), 200 shares of our 7.00% Series B Convertible Preferred Stock (the “Series B Preferred Stock”), and 15,000 shares of our 7.00% Series C Convertible Preferred Stock (the “Series C Preferred Stock”) issued and outstanding. The Reverse Stock Split Amendment would not impact the total authorized number of shares of Preferred Stock or the par value of the Preferred Stock.
We currently have outstanding as of August 1, 2022 the following instruments that are exercisable for or convertible into shares of our Common Stock:
•	Series A Warrants, exercisable for 24,731,195 shares of Common Stock at an exercise price of $11.50 per share, subject to adjustment;
•	Series B Warrants, exercisable for 3,760,570 shares of Common Stock at an exercise price of $1.40 per share, subject to adjustment;
•	Series C Warrants, exercisable for 10,036,925 shares of Common Stock at an exercise price of $1.40 per share, subject to adjustment;
•	Series D Warrants, exercisable for 2,483,660 shares of Common Stock at an exercise price of $6.90 per share, subject to adjustment;
•	Series E Warrants, exercisable for 1,500,000 shares of Common Stock at an exercise price of $1.50 per share, subject to adjustment;
•	Series F Warrants, exercisable for 1,500,000 shares of Common Stock at an exercise price of $1.09 per share, subject to adjustment;
•	Series G Warrants, exercisable for 125,000 shares of Common Stock at an exercise price of $1.50 per share, subject to adjustment;
•	$200,000 original issue date price Series B Preferred Stock, convertible by the holder into shares of Common Stock at a conversion price of $3.06 per share of Common Stock, subject to adjustment;
•	$15,000,000 original issue date price Series C Preferred Stock, convertible by the holder into shares of Common Stock at a conversion price of $1.50 per share of Common Stock, subject to adjustment;
•
approximately $25.3 million of net indebtedness representing PIPE Notes, convertible by holders into shares of Common Stock at a current conversion rate of 144.9304 shares of Common Stock per $1,000 principal amount of PIPE Notes or approximately $6.90 per share, subject to adjustment;

•	$8,751,763 Term Loan, convertible by the lender into shares of Common Stock at a conversion price of $1.50 per share, subject to adjustment;

•	$4,273,543 First Amended and Restated Promissory Note with IRG, LLC, convertible by the holder into shares of Common Stock at a conversion price of $1.50 per share, subject to adjustment;
•	$4,273,543 First Amended and Restated Promissory Note with JKP Financial, LLC, convertible by the holder into shares of Common Stock at a conversion price of $1.09 per share, subject to adjustment;
•	$8,733,428 JKP Promissory Note, convertible by the holder into shares of Common Stock at a conversion price of $1.09 per share, subject to adjustment; and
•	approximately 2,929,187 unvested restricted stock units to be settled in shares of Common Stock.
The number of shares of our Common Stock that may be received upon conversion or exercise, as the case may be, of outstanding instruments convertible into, or exercisable for, shares of our Common Stock, and the exercise or conversion prices for these instruments, will also be proportionately adjusted in accordance with their terms, as of the Effective Time.
Effect on Par Value
The proposed Reverse Stock Split Amendment will not affect the par value of our Common Stock, which will remain at $0.0001 per share. As a result, the stated capital on our balance sheet attributable to our Common Stock, which consists of the par value per share of our Common Stock multiplied by the aggregate number of shares of our Common Stock issued and outstanding, will be reduced in proportion to the Reverse Stock Split ratio selected by our Board. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of our Common Stock, will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.
Fractional Shares
No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who, immediately prior to the Effective Time, own a number of shares of Common Stock which is not evenly divisible by the reverse stock split ratio shall, with respect to such fractional interest, be entitled to receive a cash payment (without interest and subject to applicable withholding taxes) from the Corporation in lieu of such fractional interest in an amount equal to the product obtained by multiplying (i) the average closing price per share of the Common Stock as reported on the Nasdaq Capital Market for the five trading days preceding but not including the date of the Effective Time (with such average closing price being adjusted to give effect to the Reverse Stock Split) and (ii) the fraction of a share of Common Stock to which the stockholder is otherwise entitled.
After the Reverse Stock Split, a stockholder will have no further interest in the Company with respect to its fractional share interest and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto except the right to receive a cash payment as described above.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.
If you believe that you may not hold sufficient shares of our Common Stock at the time the Reverse Stock Split is implemented to receive at least one share in the Reverse Stock Split and you want to continue to hold our Common Stock after the Reverse Stock Split, you may do so by either: (i) purchasing a sufficient number of shares of our Common Stock; or (ii) if you have shares of our Common Stock in more than one account, consolidating your accounts; in each case, so that you hold a number of shares of our Common Stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of our Common Stock in the Reverse Stock Split. Shares of our Common Stock held in registered form and shares of our Common Stock held in “street name” (that is, through a brokerage firm, bank, dealer or other nominee) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Effect on Registered and Beneficial Stockholders
Upon the Reverse Stock Split, we intend to treat stockholders holding shares of our Common Stock in “street name” (that is, held through a brokerage firm, bank, dealer, or other similar organization) in the same manner as stockholders whose shares of Common Stock are registered in their names with our transfer agent. Brokerage firms, banks, dealers, and other similar organizations will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in “street name;” however, these organizations may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our Common Stock in “street name,” and if you have any questions in this regard, we encourage you to contact your broker or other nominee.
Effect on Registered “Book-Entry” Stockholders
If you hold registered shares of our Common Stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our Common Stock in registered book-entry form or your cash payment in lieu of any fractional interest, if applicable. If you are entitled to post-Reverse Stock Split shares of our Common Stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our Common Stock you hold. If you are entitled to a payment in lieu of any fractional interest, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of our Common Stock for which you received a cash payment. See “Fractional Shares” above for additional information.
How Long the Authorization to Effectuate a Reverse Stock Split Will Last
Upon receiving stockholder approval of the Reverse Stock Split Amendment, the Board (or an authorized committee of the Board) will have the authority, but not the obligation, at any time on or prior to May 5, 2023, to elect whether to effect the Reverse Stock Split Amendment.
No Appraisal Rights
Stockholders will not have dissenters’ or appraisal rights under Delaware corporate law or under our Certificate of Incorporation in connection with the proposed Reverse Stock Split.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to U.S. Holders (as defined below) of our Common Stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.
This discussion is limited to U.S. Holders who hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, brokers, dealers or traders in securities, commodities or currencies, stockholders who hold our Common Stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, U.S. Holders that have a functional currency other than the U.S. dollar, or U.S. Holders who actually or constructively own 10% or more of our voting stock.
If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our Common Stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.
In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split.
Each stockholder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.
The proposed Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes. A U.S. Holder’s aggregate adjusted tax basis in the shares of our Common Stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our Common Stock exchanged therefor. The U.S. Holder’s holding period in the shares of our Common Stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of our Common Stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our Common Stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our Common Stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Stock Split shares were held for one year or less at the effective time of the Reverse Stock Split and long term if held for more than one year. No gain or loss will be recognized by us as a result of the proposed Reverse Stock Split
Payments of cash made in lieu of a fractional share of our Common Stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each holder of our Common Stock that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Holders of our Common Stock should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you of the Reverse Stock Split.
Interests of Certain Persons in the Reverse Stock Split Proposal
Certain of our officers and directors have an interest in this Proposal 1 as a result of their ownership of shares of our Common Stock. However, we do not believe that our officers or directors have interests in this Proposal 1 that are different from or greater than those of any of our other stockholders.
Vote Required
Approval of Proposal 1 requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. If you hold your shares in your own name and abstain from voting on this matter, your abstention will count as a vote “Against” this proposal. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 1.

PROPOSAL 2

APPROVAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE PROPOSED REVERSE STOCK SPLIT
Background of and Rationale for this Proposal
The Board believes that if the number of shares of our Common Stock outstanding and entitled to vote at the Special Meeting is insufficient to approve the Reverse Stock Split, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve Proposal 1 relating to the Reverse Stock Split.
In this Proposal 2, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this Proposal 2, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of Proposal 1 relating to the Reverse Stock Split.
Additionally, approval of this Proposal 2 could mean that, in the event we receive proxies indicating that a majority of the number of outstanding shares of our Common Stock will vote against Proposal 1 relating to the Reverse Stock Split, we could adjourn or postpone the Special Meeting without a vote on Proposal 1 relating to the Reverse Stock Split and use the additional time to solicit the holders of those shares to change their vote in favor of Proposal 1 relating to the Reverse Stock Split.
Vote Required
Approval of Proposal 2 requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person, or represented by proxy, and entitled to vote at the Special Meeting. No quorum is required for Proposal 2. If you hold your shares in your own name and abstain from voting on this matter, your abstention will count as a vote “Against” this proposal. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will have authority to vote your shares.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of the Common Stock as of August 1, 2022:
•	each person known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company;
•	each of the Company’s executive officers and directors; and
•	all executive officers and directors of the Company as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if the person possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. The information below is based upon the Schedules 13D, Forms 3 and Forms 4 filed by certain of the parties below. The table does not include unvested restricted stock units issued by the Company unless they vest within 60 days after August 1, 2022, since such units do not carry voting or investment power.
The beneficial ownership percentages set forth in the table below are based on approximately 117,574,099 shares of Common Stock issued and outstanding as of August 1, 2022.
Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage
Directors and Officers
Michael Crawford	1,299,587	1.1%
Benjamin Lee	25,000	*
Michael Levy	166,878	*
Anne Graffice	118,405	*
Tara Charnes	106,210(2)	*
Lisa Gould	27,579(3)	*
Victor Gregovits	—	*
James J. Dolan	3,021,593(4)	2.5%
David Dennis	73,848	*
Marcus Allen	—	*
Stuart Lichter	67,664,374(5)	44.0%
Kimberly K. Schaefer	138,405(6)	*
Karl L. Holz	79,976(7)	*
Anthony J. Buzzelli	97,415	*
Mary Owen	51,822	*
Curtis Martin	31,352	*
Teri Wagner Flynn	—	*
All Directors and Officers as a Group (17 individuals)	72,902,444	48.4%

Greater than 5% Stockholders
HOF Village, LLC	18,485,230(8)(9)	15.3%
CH Capital Lending, LLC	45,372,637(10)	30.8%
IRG Canton Village Member, LLC	18,485,230(11)	15.3%
IRG Canton Village Manager, LLC	18,485,230(11)	15.3%
National Football Museum, Inc. d/b/a Pro Football Hall of Fame	6,309,721(9)(12)	5.4%
*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of those listed in the table is 2626 Fulton Drive NW, Canton, OH 44718.

(2)
Ms. Charnes beneficially owns 12,214 shares of Common Stock issuable upon the exercise of 12,214 warrants she holds with an exercise price of $1.40 per share. The warrants are exercisable within 60 days. For purposes of calculating her percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to Ms. Charnes upon the exercise of the warrants.

(3)
Ms. Gould beneficially owns 7,000 shares of Common Stock issuable upon the exercise of 7,000 warrants she holds with an exercise price of $1.40 per share. The warrants are exercisable within 60 days. For purposes of calculating her percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to Ms. Gould upon the exercise of the warrants.

(4)
Mr. Dolan may be deemed to beneficially own 539,720 shares of Common Stock through his ownership of membership interests in Gordon Pointe Management, LLC and as the managing member of Gordon Pointe Management, LLC. Mr. Dolan beneficially owns (i) 985,408 warrants to purchase 1,400,592 shares of Common Stock at an exercise price of $11.50 per share, and (ii) 60,000 shares of Common Stock issuable upon the exercise of 60,000 warrants he holds with an exercise price of $1.40 per share. Mr. Dolan may also be deemed to beneficially own (a) 656,211 shares of Common Stock issuable upon the exercise of 461,686 warrants held by Gordon Pointe Management, LLC with an exercise price of $11.50 per share and (b) 72,463 shares of Common Stock issuable to Gordon Point Management, LLC upon the conversion of a $500,000 convertible note of the Company with a conversion rate of 144.9304 shares of Common Stock per $1,000 principal amount. These instruments are exercisable or convertible within 60 days. For purposes of calculating his percentage ownership, the shares outstanding of the Company include the shares issuable to Gordon Pointe Management, LLC upon the exercise of the warrants and the conversion of convertible notes.

(5)
Mr. Lichter beneficially owns 100,000 shares of Common Stock issuable upon the exercise of 100,000 warrants he holds with an exercise price of $1.40 per share. The warrants are exercisable within 60 days. Mr. Lichter may be deemed to beneficially own (a) 15,458,379 shares of Common Stock through his beneficial ownership of membership interests in CH Capital Lending, LLC, (b) 125,000 shares of Common Stock through his beneficial ownership of membership interests in IRG, LLC, (c) 125,000 shares of Common Stock through his beneficial ownership of membership interests in Midwest Lender Fund, LLC, (d) 1,591,845 shares of Common Stock issuable to CH Capital Lending, LLC upon the conversion of a $10,983,518 principal amount (as of June 30, 2022) convertible note of the Company with a conversion rate of 144.9304 shares of Common Stock per $1,000 principal amount, (e) 10,036,925 shares of Common Stock issuable to CH Capital Lending, LLC upon the exercise of warrants with an exercise price of $1.40 per share, (f) 2,450,980 shares of Common Stock issuable to CH Capital Lending, LLC upon the exercise of warrants with an exercise price of $6.90 per share, (g) 10,000,000 shares of Common Stock issuable to CH Capital Lending, LLC upon conversion of 15,000 shares of Series C Preferred Stock with a conversion price of $1.50 per share, (h) 5,834,508 shares of Common Stock issuable to CH Capital Lending, LLC upon conversion of a $8,751,763 principal amount loan with a conversion price of $1.50 per share, (i) 2,849,028 shares of Common Stock issuable to IRG, LLC upon conversion of $4,273,543 principal amount convertible promissory note with a conversion price of $1.50 per share, and (j) 407,479 shares of Common Stock through his indirect control over American Capital Center, LLC. The convertible notes, the Series C Preferred Stock and the term loan are convertible, and the warrants are exercisable within 60 days. Mr. Lichter may also be deemed to beneficially own 15,027,837 shares of Common Stock through his indirect ownership interest in IRG Canton Village Member, LLC, which in turn owns approximately a 76.8% interest in HOF Village, LLC. HOF Village, LLC owns 15,027,837 shares of Common Stock. He may also be deemed to beneficially own 3,457,393 shares of Common Stock issuable upon the exercise of 2,432,500 warrants held by HOF Village, LLC with an exercise price of $11.50 per share. The warrants are exercisable within 60 days. Mr. Lichter disclaims beneficial ownership of all shares held by IRG Canton Village Member, LLC, CH Capital Lending, LLC, IRG, LLC, Midwest Lender Fund, LLC, American Capital Center, LLC, and IRG Canton Village Manager, LLC, except to the extent of any actual pecuniary interest. For purposes of calculating his percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable upon the warrants to Mr. Lichter, upon the warrants to CH Capital Lending, LLC, upon the Series C Preferred Stock to CH Capital Lending, LLC, upon the term loan to CH Capital Lending, LLC, upon the warrants to HOF Village, LLC, upon the convertible note to CH Capital Lending, LLC, and upon the convertible note to IRG, LLC.

(6)
Ms. Schaefer beneficially owns 27,500 shares of Common Stock issuable upon the exercise of 27,500 warrants she holds with an exercise price of $1.40 per share. The warrants are exercisable within 60 days. For purposes of calculating her percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to Ms. Schaefer upon the exercise of the warrants.

(7)
Mr. Holz beneficially owns 2,500 shares of Common Stock issuable upon the exercise of 2,500 warrants he holds with an exercise price of $1.40 per share. The warrants are exercisable within 60 days. For purposes of calculating his percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to Mr. Holz upon the exercise of the warrants.

(8)
HOF Village, LLC beneficially owns 15,027,837 shares of Common Stock. It also beneficially owns 3,457,393 shares of Common Stock issuable upon the exercise of 2,432,500 warrants held by HOF Village, LLC with an exercise price of $11.50 per share. The warrants are exercisable within 60 days. For purposes of calculating its percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to HOF Village, LLC upon the exercise of the warrants.

(9)
HOF Village, LLC, National Football Museum, Inc. and Gordon Pointe Management, LLC are parties to a director nominating agreement. As a result of these relationships, these persons may be deemed to be a group for purposes of Section 13(d) of the Exchange Act and therefore may be deemed to beneficially own 19,247,407 shares of Common Stock (exclusive of warrants and convertible notes), or approximately 16.4% of the Common Stock outstanding. Taking into account the warrants and convertible notes, they may be deemed to collectively beneficially own 23,433,476 shares of Common Stock, or 19.3% of the Common Stock outstanding after the exercise of the warrants and the conversion of the convertible notes.

(10)
CH Capital Lending, LLC beneficially owns (a) 15,458,379 shares of Common Stock, (b) 1,591,845 shares of Common Stock issuable to it upon the conversion of a $10,983,518 principal amount (as of June 30, 2022) convertible note of the Company with a conversion rate of 144.9304 shares of Common Stock per $1,000 principal amount, (c) 10,036,925 shares of Common Stock issuable upon the exercise of warrants with an exercise price of $1.40 per share, (d) 2,450,980 shares of Common Stock issuable upon the exercise of warrants with an exercise price of $6.90 per share, (e) 10,000,000 shares of Common Stock issuable upon conversion of 15,000 shares of Series C Preferred Stock with a conversion price of $1.50 per share, and (f) 5,834,508 shares of Common Stock issuable upon conversion of a $8,751,763 principal amount term loan with a conversion price of $1.50 per share. The convertible note, the Series C Preferred Stock and the term loan are convertible and the warrants are exercisable within 60 days. For purposes of calculating its percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable upon the exercise of the warrants and the conversion of the convertible note, the Series C Preferred Stock, and the term loan; it does not include CH Capital Lending, LLC beneficial ownership of 1,000,000 warrants to purchase 1,000,000 shares of Common Stock with an exercise price of $1.50 per share that are exercisable beginning March 1, 2023. The business address of CH Capital Lending, LLC is 11111 Santa Monica Boulevard, Suite 800, Los Angeles, CA 90025.
(11)
Each of IRG Canton Village Member, LLC and IRG Canton Village Manager, LLC may be deemed to beneficially own 15,027,837 shares of Common Stock held by HOF Village, LLC through the former’s indirect (approximately 74.9%) ownership interest therein and the latter’s role as manager of it. For similar reasons, each may also be deemed to beneficially own 3,457,393 shares of Common Stock issuable upon the exercise of 2,432,500 warrants held by HOF Village, LLC with an exercise price of $11.50 per share. The warrants are exercisable within 60 days. Each of IRG Canton Village Member, LLC and IRG Canton Village Manager, LLC disclaims beneficial ownership of all shares held by HOF Village, LLC, except to the extent of any actual pecuniary interest. For purposes of calculating their percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable upon the exercise of the warrants. The business address of IRG Canton Village Member, LLC and IRG Canton Village Manager, LLC is 11111 Santa Monica Boulevard, Suite 800, Los Angeles, CA 90025.

(12)
National Football Museum, Inc. beneficially owns 3,679,850 shares of Common Stock. National Football Museum, Inc. may also be deemed to beneficially own 2,629,871 shares of Common Stock as a result of its ownership of membership interests in HOF Village, LLC. National Football Museum, Inc. disclaims beneficial ownership of all shares held by HOF Village, LLC, except to the extent of any actual pecuniary interest. National Football Museum, Inc. is not deemed to beneficially own 3,457,393 shares of Common Stock issuable upon the exercise of 2,432,500 warrants held by HOF Village, LLC with an exercise price of $11.50 per share. The business address of National Football Museum, Inc. is 2121 George Halas Dr. NW, Canton, OH 44708.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Special Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
For this meeting, a number of brokers with account holders who are the Company’s stockholders will be “householding” the Company’s proxy materials. A single set of Special Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Special Meeting materials, please notify your broker or the Company. Direct your written request to the attention of the Secretary of Hall of Fame Resort & Entertainment Company, 2626 Fulton Drive NW, Canton, OH 44718 or call us at (330) 458-9176. Stockholders who currently receive multiple copies of the Special Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
NOTE REGARDING FORWARD–LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “would likely,” “have expected,” “are expected,” “will continue,” “could as a result,” “anticipated,” “believe,” “intend,” “plan,” “outlook,” “seek,” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding our intent to solicit approval of the Reverse Stock Split, the timing and ratio of the Reverse Stock Split and the potential benefits of the Reverse Stock Split, including, but not limited to, the duration and amount of any increase in our Common Stock price resulting from the Reverse Stock Split and any related increase in investors or analyst coverage. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. In addition to factors identified elsewhere in this proxy statement, the following risks, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the benefits of the Business Combination; the future financial performance of the Company and its subsidiaries, including Newco (as defined below); changes in the market in which the Company competes; expansion and other plans and opportunities; the effect of the COVID-19 pandemic on the Company’s business; the Company’s ability to raise financing in the future; the Company’s ability to maintain the listing of its Common Stock on Nasdaq; and other factors detailed under the section titled “Risk Factors” in our Annual Report on Form 10-K and our subsequent filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Special Meeting. If other matters are properly brought before the Special Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

APPENDIX A
CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
HALL OF FAME RESORT & ENTERTAINMENT COMPANY
Hall of Fame Resort & Entertainment Company, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that Section 4.1 of the Amended and Restated Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:
Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 305,000,000, of which 300,000,000 shares shall be common stock of the par value $0.0001 per share (“Common Stock”) and 5,000,000 shares shall be preferred stock of the par value of $0.0001 per share (“Preferred Stock”).
Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each [ten (10) to twenty-five (25)] 1 shares of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock, subject to the treatment of fractional interests as described below (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who, immediately prior to the Effective Time, own a number of shares of Common Stock which is not evenly divisible by the reverse stock split ratio shall, with respect to such fractional interest, be entitled to receive a cash payment (without interest and subject to applicable withholding taxes) from the Corporation in lieu of such fractional interest in an amount equal to the product obtained by multiplying (i) the average closing price per share of the Common Stock as reported on the Nasdaq Capital Market for the five trading day preceding but not including the date of the Effective Time (with such average closing price being adjusted to give effect to the Reverse Stock Split) and (ii) the fraction of a share of Common Stock to which the stockholder is otherwise entitled. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of whole shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined.
SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
[1]	To reflect the final ratio determined by the Board of Directors within the range approved by the Company’s stockholders.
A-1

FOURTH: This Certificate of Amendment shall become effective as of [•], 202[•] at [•] [a.m./p.m.].
HALL OF FAME RESORT & ENTERTAINMENT COMPANY

By:
Title:
A-2

HALL OF FAME
RESORT & ENTERTAINMENT CO.

SCAN TO
VIEW MATERIALS & VOTE

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 and 2:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000578567_1 R1.0.0.24

HALL OF FAME RESORT & ENTERTAINMENT COMPANY
Special Meeting of Stockholders
September 29, 2022 9:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Michael Crawford and Benjamin Lee, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of HALL OF FAME RESORT & ENTERTAINMENT COMPANY that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 AM, EDT on September 29, 2022, virtually at www.virtualshareholdermeeting.com/HOFV2022SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000578567_2 R1.0.0.24